 As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

(713) 510-2400

(Address of Principal Executive Offices, Zip Code)

Amended and Restated 2014 Equity Participation Plan of Civeo Corporation
(Full title of the Plan)

Bradley J. Dodson

President and Chief Executive Officer

333 Clay Street, Suite 4980

Houston, Texas 77002

(713) 510-2400

(Address, including zip code, and telephone number, including area code, of agent for service)

___________________________________________

Copy to:

Tull R. Florey

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002-6117

(346) 718-6600

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, no par value	4,700,000	$4.21	$19,787,000	$2,463.48
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the terms of the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of common shares of Civeo Corporation on the New York Stock Exchange on July 23, 2018.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Civeo Corporation (the “Company”) pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 4,700,000 common shares, no par value, for issuance pursuant to the Amended and Restated 2014 Equity Participation Plan of the Company (the “Plan”). The board of directors of the Company recommended for approval and, on May 10, 2018, the shareholders of the Company approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 14,000,000 to 18,700,000.

In accordance with General Instruction E to Form S-8, and except as the same may be modified by the information set forth in this Registration Statement, the Company hereby incorporates by reference the original Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 27, 2014 (No. 333-196292), as amended by Post-Effective Amendment No. 1 to such Registration Statement, filed with the Commission on July 17, 2015, and the additional Registration Statement on Form S-8 filed by the Company with the Commission on May 16, 2016 (Registration No. 333-211393).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 23, 2018;

●	the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on April 27, 2018, and the fiscal quarter ended on June 30, 2018, filed on July 27, 2018;

●	the Current Reports on Form 8-K filed on February 21, 2018; March 1, 2018; March 16, 2018; March 22, 2018; April 2, 2018; April 11, 2018 and May 17, 2018; and

●

the description of the Company’s share capital contained in its current report on Form 8-K filed on July 17, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246) filed with the Commission on April 2, 2018).

4.2	Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36246) filed with the Commission on April 2, 2018).

5.1*	Opinion of Dentons Canada LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Dentons Canada LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page herein).

99.1

Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Annex B of the Company’s definitive proxy statement on Schedule 14A (File No. 001-36246) filed on April 11, 2016).

99.2

Amendment to Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-36246) filed on February 23, 2017).

99.3

Amendment Number Two to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report of Form 10-Q for the quarter ended June 30, 2018 filed on July 27, 2018).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 27, 2018.

Civeo Corporation

By:	/s/ Frank C. Steininger
Name:	Frank C. Steininger
Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bradley J. Dodson and Frank C. Steininger, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bradley J. Dodson Bradley J. Dodson	Director, President & Chief Executive Officer (Principal Executive Officer)	July 27, 2018

/s/ Frank C. Steininger Frank C. Steininger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	July 27, 2018

/s/ Richard A. Navarre Richard A. Navarre	Chairman of the Board	July 27, 2018

/s/ C. Ronald Blankenship C. Ronald Blankenship	Director	July 27, 2018

/s/ Ronald J. Gilbertson Ronald J. Gilbertson	Director	July 27, 2018

/s/ Martin A. Lambert Martin A. Lambert	Director	July 27, 2018

/s/ Constance B. Moore Constance B. Moore	Director	July 27, 2018

/s/ Charles Szalkowski Charles Szalkowski	Director	July 13, 2018

/s/ Timothy O. Wall Timothy O. Wall	Director	July 13, 2018